EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal Third Quarter 2023 Results

HUNTINGTON BEACH, Calif., Oct. 26, 2023 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2023 third quarter ended Tuesday, October 3, 2023.

Fiscal Third Quarter 2023 Compared to Fiscal Third Quarter 2022

  Total revenues increased 2.3% to $318.6 million
  Comparable restaurant sales increased 0.4%
  Total restaurant operating weeks increased 0.8%
  Net loss of $3.8 million, compared to a net loss of $1.6 million; diluted net loss per share of $0.16, compared to diluted net loss of $0.07 per share
    The 2022 third quarter net loss and diluted net loss per share are inclusive of a $4.1 million, or $0.18 per share, income tax benefit which reflected the Company’s estimated annual effective tax rate.
  Restaurant level operating margin of 11.9%, compared to 10.3%
  Adjusted EBITDA of $19.6 million, compared to $15.2 million

“Our third quarter results mark further progress with our sales building programs and cost savings initiatives, which enabled us to expand restaurant operating margin and Adjusted EBITDA,” commented Greg Levin, Chief Executive Officer and President. “We improved restaurant level operating margin by 160 basis points and increased Adjusted EBITDA by approximately 30% from prior year. We remain focused on growing guest traffic and sales through gracious hospitality and a culinary strategy of elevating familiar foods made brewhouse fabulous. Additionally, we continue progressing with our cross-functional cost savings initiative to improve operating margins without compromising our quality standards. We have now realized more than $30 million of annualized savings to date and anticipate capturing additional savings in the fourth quarter.

“Our sales further normalized during the third quarter to a more typical seasonal pattern with lower sales volumes in August and September, consistent with industry trends in our markets. This resulted in comparable restaurant sales softening later in the quarter, compared to last year when sales did not follow the same historical pattern. As we exited September and seasonality normalized in the fourth quarter, comparable restaurant sales for the first three weeks of October are trending in the low single digits, an improvement of more than 500 basis points from September levels,” continued Levin.

During the third quarter BJ’s relocated the Chandler, Arizona restaurant to a new location in Chandler and opened additional restaurants in Rochester, New York and Grand Rapids, Michigan. “We are pleased with the class of 2023’s fantastic start and the strong sales from our new restaurants. Looking forward to 2024, our new restaurant pipeline is in excellent shape. We are currently targeting four to six new restaurants for 2024, of which most will be our new prototype that is expected to cost approximately $1 million less to build than our recent new restaurants. Our 2024 new restaurant openings will be complemented by our ongoing remodel initiative, which continues to deliver positive guest responses and attractive financial returns,” Levin added.

The Company reactivated its share repurchase program in the third quarter to resume returning capital to shareholders. The resumption of share repurchases reflects management’s belief that the Company’s shares are currently undervalued and their confidence in the Company’s longer-term prospects. During the third quarter of 2023, BJ’s repurchased and retired approximately 164,000 shares of its common stock at a cost of $4.3 million. As of October 3, 2023, the Company had approximately $17.8 million remaining on its authorized share repurchase program. “As our initiatives continue to drive our business forward, we are well positioned to achieve our near- and mid-term sales and margin growth objectives. This will allow us to prudently add new restaurants, remodel existing restaurants and return capital to our shareholders,” concluded Levin.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its third quarter 2023 earnings release today, October 26, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. is a national brand with brewhouse roots where Craft Matters®. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep-dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. A winner of the 2023 Vibe Vista Award in the Best Spirits Program category and the most decorated restaurant-brewery in the country, BJ’s has been a pioneer in the craft brewing world since 1996 and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in four states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service, and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates over 200 casual dining restaurants in 30 states. All restaurants offer dine-in, take-out, delivery and large party catering. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margins, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effects of another pandemic on our operations, labor and staffing, guest traffic, our supply chain and the ability of our suppliers to continue to timely deliver food and other supplies necessary for the operation of our restaurants, the ability to manage costs and reduce expenditures and the availability of additional financing, (ii) any inability or failure to successfully and sufficiently raise menu prices to offset rising costs, (iii) any inability to manage new restaurant openings, (iv) construction delays, (v) wage inflation and competitive labor market conditions which may result in staffing shortages, (vi) the impact of any union organizing efforts at our restaurants and our responses to such efforts, (vii) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (viii) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ix) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (x) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (xi) restaurant and brewery industry competition, (xii) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xiii) consumer spending trends in general for casual dining occasions, (xiv) potential uninsured losses and liabilities due to limitations on insurance coverage, (xv) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xvi) trademark and service-mark risks, (xvii) government regulations and licensing costs, including beer and liquor regulations, (xviii) loss of key personnel, (xix) inability to secure acceptable sites, (xx) legal proceedings, (xxi) the success of our key sales-building and related operational initiatives, (xxii) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Tom Houdek of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands except for per share data)

	Third Quarter Ended				Nine Months Ended
	October 3, 2023		September 27, 2022		October 3, 2023		September 27, 2022
Revenues	$318,644	100.0%	$311,348	100.0%	$1,009,594	100.0%	$939,774	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	82,652	25.9	85,010	27.3	264,143	26.2	257,404	27.4
Labor and benefits	118,198	37.1	117,476	37.7	373,053	37.0	356,873	38.0
Occupancy and operating	80,020	25.1	76,931	24.7	241,078	23.9	225,192	24.0
General and administrative	19,473	6.1	18,885	6.1	60,373	6.0	54,043	5.8
Depreciation and amortization	17,879	5.6	17,356	5.6	53,199	5.3	52,897	5.6
Restaurant opening	1,379	0.4	482	0.2	2,601	0.3	2,110	0.2
Loss on disposal and impairment of assets	1,430	0.4	379	0.1	4,706	0.5	974	0.1
Total costs and expenses	321,031	100.7	316,519	101.7	999,153	99.0	949,493	101.0
(Loss) income from operations	(2,387)	(0.7)	(5,171)	(1.7)	10,441	1.0	(9,719)	(1.0)

Other (expense) income:
Interest expense, net	(1,013)	(0.3)	(645)	(0.2)	(3,242)	(0.3)	(1,715)	(0.2)
Other (expense) income, net	(3)	-	57	-	815	0.1	(518)	(0.1)
Total other expense	(1,016)	(0.3)	(588)	(0.2)	(2,427)	(0.2)	(2,233)	(0.2)
(Loss) income before income taxes	(3,403)	(1.1)	(5,759)	(1.8)	8,014	0.8	(11,952)	(1.3)

Income tax expense (benefit)	401	0.1	(4,117)	(1.3)	(3,595)	(0.4)	(12,067)	(1.3)
Net (loss) income	$(3,804)	(1.2)%	$(1,642)	(0.5)%	$11,609	1.1%	$115	-%

Net (loss) income per share:
Basic	$(0.16)		$(0.07)		$0.49		$0.00
Diluted	$(0.16)		$(0.07)		$0.48		$0.00

Weighted average number of shares outstanding:
Basic	23,542		23,427		23,521		23,413
Diluted	23,542		23,427		23,986		23,628

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	October 3, 2023 (unaudited)	January 3, 2023
Cash and cash equivalents	$11,965	$24,873
Total assets	$1,037,136	$1,045,922
Total debt	$60,000	$60,000
Shareholders’ equity	$360,970	$345,515

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 3, 2023		September 27, 2022		October 3, 2023		September 27, 2022
Stock-based compensation(1)
Labor and benefits	$577	0.2%	$653	0.2%	$1,853	0.2%	$2,043	0.2%
General and administrative	2,092	0.7	1,957	0.6	6,236	0.6	5,565	0.6
Total stock-based compensation	$2,669	0.8%	$2,610	0.8%	$8,089	0.8%	$7,608	0.8%
Operating Data
Comparable restaurant sales % change	0.4%		8.9%		4.7%		16.9%
Restaurants opened during period	3		-		5		3
Restaurants open at period-end	217 (2)		214		217 (3)		214 (4)
Restaurant operating weeks	2,805		2,782		8,421		8,291

(1) Percentages represent percent of total revenues.
(2) During the period, two restaurants were permanently closed.
(3) During the period, four restaurants were permanently closed.
(4) During the period, one restaurant was permanently closed.

Note Regarding Non-GAAP Financial Measures

The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of (loss) income from operations to restaurant level operating margin for the third quarter ended October 3, 2023 and September 27, 2022 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 3, 2023		September 27, 2022		October 3, 2023		September 27, 2022
(Loss) income from operations	$(2,387)	(0.7)%	$(5,171)	(1.7)%	$10,441	1.0%	$(9,719)	(1.0)%
General and administrative	19,473	6.1	18,885	6.1	60,373	6.0	54,043	5.8
Depreciation and amortization	17,879	5.6	17,356	5.6	53,199	5.3	52,897	5.6
Restaurant opening	1,379	0.4	482	0.2	2,601	0.3	2,110	0.2
Loss on disposal and impairment of assets	1,430	0.4	379	0.1	4,706	0.5	974	0.1
Restaurant level operating margin	$37,774	11.9%	$31,931	10.3%	$131,320	13.0%	$100,305	10.7%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net income adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of net (loss) income to Adjusted EBITDA for the third quarter ended October 3, 2023 and September 27, 2022 is set forth below:

Supplemental Financial Information – Net (Loss) Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 3, 2023		September 27, 2022		October 3, 2023		September 27, 2022
Net (loss) income	$(3,804)	(1.2)%	$(1,642)	(0.5)%	$11,609	1.1%	$115	-%
Interest expense, net	1,013	0.3	645	0.2	3,242	0.3	1,715	0.2
Income tax expense (benefit)	401	0.1	(4,117)	(1.3)	(3,595)	(0.4)	(12,067)	(1.3)
Depreciation and amortization	17,879	5.6	17,356	5.6	53,199	5.3	52,897	5.6
Stock-based compensation expense	2,669	0.8	2,610	0.8	8,089	0.8	7,608	0.8
Other expense (income), net	3	-	(57)	-	(815)	(0.1)	518	0.1
Loss on disposal and impairment of assets	1,430	0.4	379	0.1	4,706	0.5	974	0.1
Adjusted EBITDA	$19,591	6.1%	$15,174	4.9%	$76,435	7.6%	$51,760	5.5%

Percentages above represent percent of total revenues and may not reconcile due to rounding.